FOR IMMEDIATE RELEASE	Exhibit 99.1

METTLER-TOLEDO INTERNATIONAL INC. REPORTS
SECOND QUARTER 2013 RESULTS

- - Continued Margin Improvement Drives Earnings Growth - -

COLUMBUS, Ohio, USA - July 25, 2013 - Mettler-Toledo International Inc. (NYSE: MTD) today announced second quarter results for 2013. Provided below are the highlights:

•	Sales in local currency increased by 1% in the quarter compared with the prior year. Reported sales also increased 1%, as currency did not impact sales growth in the quarter.

•
Net earnings per diluted share as reported (EPS) were $2.24, compared with $1.93 in the second quarter of 2012. Adjusted EPS was $2.35, an increase of 9% over the prior-year amount of $2.15. Adjusted EPS is a non-GAAP measure and excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. A reconciliation to EPS is provided on the last page of the attached schedules.

Second Quarter Results

Olivier Filliol, President and Chief Executive Officer, stated, “Market conditions remain challenging, particularly in China. However, with the continued strong execution in our various margin improvement and cost control initiatives, we generated good growth in EPS.”

EPS in the second quarter was $2.24, compared with the prior-year amount of $1.93. Adjusted EPS was $2.35, an increase of 9% over the prior-year amount of $2.15.

Sales were $578.7 million, a 1% increase in local currency sales, compared with $570.3 million in the prior-year quarter. Reported sales also increased 1%, as currency did not impact sales growth in the quarter. By region, local currency sales increased 5% in the Americas, 2% in Europe and decreased 5% in Asia / Rest of World. Adjusted operating income amounted to $106.4 million, a 5% increase from the prior-year amount of $101.1 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations was $91.0 million, compared with $91.3 million in the prior-year quarter.

Six Month Results

EPS for the six month period was $3.93, compared with the prior-year amount of $3.54. Adjusted EPS was $4.19, an increase of 10% over the prior-year amount of $3.80.

Sales for the six months were $1.103 billion, which is consistent with prior year sales of $1.106 billion in local currency sales. Reported sales were also consistent with the prior year as currency did not impact sales growth in the six month period. By region, local currency sales increased 3% in the Americas, decreased 1% in Europe and decreased 3% in Asia / Rest of World. Adjusted operating income amounted to $191.8 million, a 5% increase from the prior-year amount of $181.9 million. Adjusted operating income is a non-GAAP measure, and a reconciliation to earnings before taxes is provided in the attached schedules.

Cash flow from operations for the six month period was $114.6 million, compared with $112.0 million in the prior-year period.

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Cost Control Measures

As part of the cost control measures announced in the second quarter of 2012, the Company recorded pre-tax restructuring charges of $3.2 million in the quarter and $8.2 million year to date.

Increase to Share Repurchase Program

The Company announced that the Board of Directors has authorized a $750 million increase to the share repurchase program. The Company currently has a $2.25 billion stock repurchase program of which $1.96 billion has been utilized. Any amount remaining under the existing program will be incorporated into the new authorization. Filliol commented, “Our share repurchase plan has provided strong returns for our shareholders over many years and we want to continue the program. We are confident in our future growth prospects and our balance sheet and cash flow generation remain very strong.” The Company expects the new authorization will be utilized over the next several years. The Company added that the repurchases will be made through open market transactions, and the amount and timing will depend on business and market conditions, stock price, trading restrictions, the level of acquisition activity and other factors.

Outlook

The Company updated its outlook for 2013 and noted that uncertainty in demand exists in most of its markets, which makes forecasting difficult. Based on today's assessment, management anticipates that local currency sales growth in 2013 will be in the range of 1% to 2%. This sales growth will result in Adjusted EPS in the range of $10.45 to $10.60, an increase of 8% to 10%. This compares to previous guidance of Adjusted EPS in the range of $10.40 to $10.60.

The Company stated that based on its assessment of market conditions today, management anticipates that local currency sales growth for the third quarter of 2013 will be in the range of 1% to 3% and Adjusted EPS will be in the range of $2.55 to $2.60, an increase of 6% to 8%.

Adjusted EPS excludes purchased intangible amortization, discrete tax items, restructuring charges and other one-time items. While the Company has provided an outlook for Adjusted EPS, it has not provided an outlook for EPS as it would require an estimate of non-recurring items, which are not yet known.

Conclusion

Filliol concluded, “There is uncertainty in our markets and although we expect market conditions to improve, the timing of that recovery will likely be different by geographic region. Our businesses in the Americas are generally performing well while in Europe market conditions are stable but below historic levels. In Asia, and particularly in China, there is more uncertainty and we will monitor this closely. With the adjustments that we made to our cost structure last year, we believe we are well positioned to focus on growth opportunities that exist, despite the challenging environment. Execution of our strategic initiatives will continue to be a key factor in gaining share and driving further earnings growth.”

Other Matters

The Company will host a conference call to discuss its quarterly results today (Thursday, July 25) at 5:00 p.m. Eastern Time. To hear a live webcast or replay of the call, visit the investor relations page on the Company's website at www.mt.com/investors. The presentation referenced in the conference call will be located on the website prior to the call.

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METTLER TOLEDO is a leading global supplier of precision instruments and services. The Company has strong leadership positions in all businesses and believes it holds global number-one market positions in a majority of them. Specifically, METTLER TOLEDO is the largest provider of weighing instruments for use in laboratory, industrial and food retailing applications. The Company is also a leading provider in analytical instruments for use in life science, reaction engineering and real-time analytic systems used in drug and chemical compound development and process analytics instruments used for in-line measurement in production processes. In addition, METTLER TOLEDO is the largest supplier of end-of-line inspection systems used in production and packaging for food, pharmaceutical and other industries. Additional information about METTLER TOLEDO can be found at www.mt.com/investors.

Statements in this press release which are not historical facts constitute “forward-looking statements” within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934. These statements involve known and unknown risks, uncertainties and other factors that may cause our or our businesses' actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by any forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of those terms or other comparable terminology. For a discussion of these risks and uncertainties, please see the discussion on forward-looking statements in our current report on Form 8-K to which this release has been furnished as an exhibit. All of the forward-looking statements are qualified in their entirety by reference to the factors discussed under the captions “Factors affecting our future operating results” and in the “Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” sections of our annual report on Form 10-K for the most recently completed fiscal year, which describe risks and factors that could cause results to differ materially from those projected in those forward-looking statements.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Three months ended			Three months ended
	June 30, 2013		% of sales	June 30, 2012	% of sales

Net sales	$578,680	(a)	100.0	$570,283	100.0
Cost of sales	269,837		46.6	271,275	47.6
Gross profit	308,843		53.4	299,008	52.4

Research and development	29,003		5.0	27,966	4.9
Selling, general and administrative	173,434		30.0	169,985	29.8
Amortization	5,807		1.0	5,357	0.9
Interest expense	5,543		1.0	5,706	1.0
Restructuring charges	3,196		0.6	7,835	1.4
Other charges (income), net	987		0.1	433	0.1
Earnings before taxes	90,873		15.7	81,726	14.3

Provision for taxes	21,811		3.8	20,022	3.5
Net earnings	$69,062		11.9	$61,704	10.8

Basic earnings per common share:
Net earnings	$2.29			$1.97
Weighted average number of common shares	30,119,889			31,267,660

Diluted earnings per common share:
Net earnings	2.24			$1.93
Weighted average number of common
and common equivalent shares	30,849,934			32,038,928

Note:
(a)	Local currency sales increased 1% as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Three months ended			Three months ended
	June 30, 2013		% of sales	June 30, 2012	% of sales

Earnings before taxes	$90,873			$81,726
Amortization	5,807			5,357
Interest expense	5,543			5,706
Restructuring charges	3,196			7,835
Other charges (income), net	987			433
Adjusted operating income	$106,406	(b)	18.4	$101,057	17.7

Note:
(b)	Adjusted operating income increased 5% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONSOLIDATED STATEMENTS OF OPERATIONS (amounts in thousands except share data) (unaudited)

	Six Months Ended			Six Months Ended
	June 30, 2013		% of sales	June 30, 2012	% of sales

Net sales	$1,103,033	(a)	100.0	$1,105,683	100.0
Cost of sales	514,937		46.7	529,573	47.9
Gross profit	588,096		53.3	576,110	52.1

Research and development	56,703		5.1	56,633	5.1
Selling, general and administrative	339,554		30.8	337,626	30.5
Amortization	10,929		1.0	10,556	1.0
Interest expense	10,943		1.0	11,529	1.0
Restructuring charges	8,198		0.7	8,143	0.7
Other charges (income), net	1,760		0.2	589	0.1
Earnings before taxes	160,009		14.5	151,034	13.7

Provision for taxes	38,403		3.5	37,003	3.4
Net earnings	$121,606		11.0	$114,031	10.3

Basic earnings per common share:
Net earnings	$4.03			$3.63
Weighted average number of common shares	30,209,729			31,399,788

Diluted earnings per common share:
Net earnings	$3.93			$3.54
Weighted average number of common
and common equivalent shares	30,975,957			32,212,927

Note:
(a)	Local currency sales were flat as compared to the same period in 2012.

RECONCILIATION OF EARNINGS BEFORE TAXES TO ADJUSTED OPERATING INCOME

	Six Months Ended			Six Months Ended
	June 30, 2013		% of sales	June 30, 2012	% of sales

Earnings before taxes	$160,009			$151,034
Amortization	10,929			10,556
Interest expense	10,943			11,529
Restructuring charges	8,198			8,143
Other charges (income), net	1,760			589
Adjusted operating income	$191,839	(b)	17.4	$181,851	16.4

Note:
(b)	Adjusted operating income increased 5% as compared to the same period in 2012.

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED BALANCE SHEETS (amounts in thousands) (unaudited)

	June 30, 2013	December 31, 2012

Cash and cash equivalents	$120,217	$101,702
Accounts receivable, net	418,031	437,390
Inventories	203,288	198,939
Other current assets and prepaid expenses	133,840	126,889
Total current assets	875,376	864,920

Property, plant and equipment, net	474,050	469,421
Goodwill and other intangible assets, net	561,662	569,915
Other non-current assets	222,349	213,144
Total assets	$2,133,437	$2,117,400

Short-term borrowings and maturities of long-term debt	$17,931	$41,600
Trade accounts payable	122,755	142,362
Accrued and other current liabilities	368,340	378,715
Total current liabilities	509,026	562,677

Long-term debt	443,727	347,131
Other non-current liabilities	369,582	380,373
Total liabilities	1,322,335	1,290,181

Shareholders’ equity	811,102	827,219
Total liabilities and shareholders’ equity	$2,133,437	$2,117,400

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METTLER-TOLEDO INTERNATIONAL INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (amounts in thousands) (unaudited)

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012

Cash flow from operating activities:
Net earnings	$69,062	$61,704	$121,606	$114,031
Adjustments to reconcile net earnings to
net cash provided by operating activities:
Depreciation	8,566	8,331	17,447	16,106
Amortization	5,807	5,357	10,929	10,556
Deferred tax benefit	(2,333)	(2,697)	(5,687)	(4,758)
Excess tax benefits from share-based payment arrangements	(263)	(64)	(519)	(340)
Other	3,429	3,027	6,260	7,212
Increase (decrease) in cash resulting from changes in
operating assets and liabilities	6,692	15,594	(35,404)	(30,758)
Net cash provided by operating activities	90,960	91,252	114,632	112,049

Cash flows from investing activities:
Proceeds from sale of property, plant and equipment	79	66	115	153
Purchase of property, plant and equipment	(17,763)	(24,704)	(36,781)	(43,233)
Acquisitions	(213)	(1,541)	(213)	(1,541)
Net cash used in investing activities	(17,897)	(26,179)	(36,879)	(44,621)

Cash flows from financing activities:
Proceeds from borrowings	69,153	20,673	211,112	81,552
Repayments of borrowings	(46,996)	(33,473)	(136,330)	(127,351)
Proceeds from exercise of stock options	5,480	426	12,549	13,264
Excess tax benefits from share-based payment arrangements	263	64	519	340
Repurchases of common stock	(72,544)	(72,045)	(144,844)	(135,766)
Other financing activities	(687)	(379)	(1,170)	(543)
Net cash used in financing activities	(45,331)	(84,734)	(58,164)	(168,504)

Effect of exchange rate changes on cash and cash equivalents	(724)	(1,765)	(1,074)	241

Net decrease in cash and cash equivalents	27,008	(21,426)	18,515	(100,835)

Cash and cash equivalents:
Beginning of period	93,209	156,192	101,702	235,601
End of period	$120,217	$134,766	$120,217	$134,766

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW

Net cash provided by operating activities	$90,960	$91,252	$114,632	$112,049
Excess tax benefits from share-based payment arrangements	263	64	519	340
Payments in respect of restructuring activities	4,461	2,583	9,307	4,165
Proceeds from sale of property, plant and equipment	79	66	115	153
Purchase of property, plant and equipment	(17,763)	(24,704)	(36,781)	(43,233)
Free cash flow	$78,200	$69,261	$87,792	$73,474

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METTLER-TOLEDO INTERNATIONAL INC. OTHER OPERATING STATISTICS

SALES GROWTH BY DESTINATION
(unaudited)

			Europe		Americas	Asia/RoW		Total

U.S. Dollar Sales Growth
Three Months Ended June 30, 2013			4%		5%	(5)%		1%
Six Months Ended June 30, 2013			0%		4%	(4)%		0%

Local Currency Sales Growth
Three Months Ended June 30, 2013			2%		5%	(5)%		1%
Six Months Ended June 30, 2013			(1)%		3%	(3)%		0%

RECONCILIATION OF DILUTED EPS AS REPORTED TO ADJUSTED DILUTED EPS
(unaudited)

Three months ended						Six months ended
June 30,						June 30,
2013			2012		% Growth	2013		2012		% Growth

EPS as reported, diluted	$2.24		$1.93		16%	$3.93		$3.54		11%

Restructuring charges, net of tax	0.08	(a)	0.18	(a)		0.20	(a)	0.19	(a)
Purchased intangible amortization, net of tax	0.03	(b)	0.04	(b)		0.06	(b)	0.07	(b)

Adjusted EPS, diluted	$2.35		$2.15		9%	$4.19		$3.80		10%

Notes:
(a)
Represents the EPS impact of restructuring charges of $3.2 million ($2.4 million after tax) and $7.8 million ($5.9 million after tax) for the three months ended June 30, 2013 and 2012, respectively and $8.2 million ($6.2 million after tax) and $8.1 million ($6.1 million after tax) for the six months ended June 30, 2013 and 2012, respectively, which primarily includes severance costs.

(b)
Represents the EPS impact of purchased intangibles amortization, net of tax, of $0.9 million and $1.1 million for the three months ended June 30, 2013 and 2012, respectively and $1.8 million and $2.3 million for the six months ended June 30, 2013 and 2012, respectively.

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